                                                                      Exhibit 10


                         CONSENT OF INDEPENDENT AUDITORS


We consent to the reference to our firm under the caption "Experts" and to the use of our reports dated February 1, 2002 with respect to the financial statements of The Variable Annuity Life Insurance Company and March 6, 2002 with respect to the financial statements of The Variable Annuity Life Insurance Company Separate Account A in Post-Effective Amendment No. 58 and Amendment No. 80 to the Registration Statement (Form N-4, No. 002-32783/811-03240) of The Variable Annuity Life Insurance Company Separate Account A.


                                               Ernst & Young LLP


Houston, Texas
April 29, 2004

                                                                      Exhibit 10


                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the use in this Post-Effective Amendment No. 58 to the Registration Statement on Form N-4 (Registration Nos. 002-32783 and 811-3240) of our report dated April 14, 2004 relating to the consolidated financial statements of The Variable Annuity Life Insurance Company and our report dated April 6, 2004 relating to the financial statements of The Variable Annuity Life Insurance Company Separate Account A, which appear in such Registration Statement. We also consent to the references to us under the headings "Experts" in such Registration Statement.


PricewaterhouseCoopers LLP

Houston, Texas
April 30, 2004